Exhibit 99.A5

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each of the directors and officers of Nasdaq Financial Products Services, Inc., the Sponsor, whose signature appears below hereby constitutes and appoints John L. Jacobs as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, execute, deliver and file with the Securities and Exchange Commission Registration Statements under the Securities Act of 1933 and Investment Company Act of 1940 and any and all amendments thereto, and any and all certificates, letters, applications or other documents connected therewith which such attorney-in-fact may deem necessary or advisable for the registration under such Act of units of undivided fractional interest in all series of the BLDRS Index Funds Trust and any other subsequent and similar unit investment trusts for which Nasdaq Financial Products Services, Inc. is the sponsor and to take any and all action that the said attorneys-in-fact may deem necessary or advisable in order to carry out fully the intent of the foregoing appointment, hereby ratifying and approving the acts of said attorney-in-fact.


                                    By: /s/ David P. Warren
                                       ---------------------------
                                    Name:  David P. Warren
                                    Title: Director, Chairman


                                    By: /s/ Edward S. Knight
                                       ---------------------------
                                    Name:  Edward S. Knight
                                    Title: Director, President


                                    By: /s/ Ronald Hassen
                                       ---------------------------
                                    Name:  Ronald Hassen
                                    Title: Treasurer